Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements filed by Rand Worldwide, Inc. of our report dated September 28, 2011 with respect to the consolidated financial statements and schedules of Rand Worldwide, Inc., which appears in this Annual Report of Rand Worldwide, Inc. on Form 10-K for the year ended June 30, 2011:

Registration Statements on Form S-8:

REGISTRATION NUMBER	NAME

333-107017	Restricted Stock Award Plan
333-108354	2002 Stock Option Plan
333-131721	Restricted Stock Award Plan
333-147823	Amended Employee Stock Purchase Plan

/s/ Stegman & Company

Baltimore, Maryland

September 28, 2011